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                                                                      Exhibit 10



               Consent of Independent Certified Public Accountants



Board of Directors
The Travelers Life and Annuity Company:


We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP


Hartford, Connecticut
April 25, 2001